Exhibit 99.5

LYDALL, INC. ANNOUNCES DEPARTURE OF VICE PRESIDENT, GENERAL MANAGER OF CHARTER

MEDICAL, LTD.

MANCHESTER, CT – June 30, 2006 – LYDALL, INC. (NYSE: LDL) today announced a realignment of responsibilities at its Charter Medical, Ltd. subsidiary in Winston-Salem, North Carolina. Under this realignment, Vice President, General Manager, Lisa Krallis-Nixon, will be leaving the Company effective July 27, 2006.

David Freeman, President and Chief Executive Officer of Lydall, Inc. stated, “Lisa joined the Lydall family of companies in 1985 and has made many contributions during her twenty years with the Company. We thank her for all of her efforts and wish her well in future endeavors. In the interim, the Charter Medical operation will be overseen by Kevin Longe, President of Lydall Filtration/Separation, Inc., the other business in the Filtration/Separation group.”

Lydall, Inc. is a New York Stock Exchange listed company, headquartered in Manchester, Connecticut. The Company, with operations in the U.S., France and Germany and sales offices in the U.S., Europe and Asia focuses on specialty engineered products for the thermal/acoustical and filtration/separation markets.

For further information, contact David Freeman, President and Chief Executive Officer.